UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 13, 2018

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Boulevard

San Diego, California 92123

(Address of Principal Executive Offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 13, 2018, ResMed Operations Inc. (“ResMed Operations”) completed its previously announced acquisition of MatrixCare Holdings, Inc., a Delaware corporation (“MatrixCare”), in accordance with an Agreement and Plan of Merger (the “Merger Agreement”), dated November 5, 2018, with Evolved Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ResMed Operations (“Merger Sub”), ResMed Inc. (“ResMed”), and OPE LGI Holdings Limited, a Canadian private company in its capacity as the agent acting on behalf of the holders of common stock and common stock options of MatrixCare. Pursuant to the Merger Agreement, Merger Sub merged with and into MatrixCare, with MatrixCare continuing as the surviving entity and a wholly-owned subsidiary of ResMed Operations (the “Merger”).

On the Merger’s closing (the “Closing”), ResMed Operations paid $750 million in cash (subject to certain adjustments set forth in the Merger Agreement) (the “Merger Consideration”) to the holders of all issued and outstanding MatrixCare common stock and all outstanding options, warrants, and other rights to receive MaxtrixCare common stock. At the Closing, $27.5 million of the Merger Consideration was placed in escrow for potential indemnification claims in accordance with the indemnification provisions in the Merger Agreement. Any of the escrow funds that have not been reduced by any claims by ResMed Operations and are not subject to any unresolved claims, will be released to the stockholders of MatrixCare at specified periods of time after the Closing in accordance with the Merger Agreement.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to ResMed’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2018 and is incorporated here by reference.

Item 7.01 Regulation FD Disclosure.

On November 14, 2018, ResMed issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the completion of the Merger.

The information contained in this Item 7.01 of Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

ResMed intends to file with the SEC the financial statements relating to MatrixCare under cover of Form 8-K/A, no later than 71 calendar days after the date the information provided under Item 2.01 on this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

ResMed intends to furnish with the SEC pro forma financial information relating to the Merger described in Item 2.01 above under cover of Form 8-K/A with the Securities and Exchange Commission no later than 71 calendar days after the date the information provided under Item 2.01 on this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated November 5, 2018, by and among ResMed Operations Inc., Evolved Sub, Inc., ResMed Inc., OPE LGI Holdings Limited, in its capacity as the agent acting on behalf of the holders of common stock of MatrixCare Holdings, Inc., and MatrixCare Holdings, Inc.. (incorporated by reference to Exhibit 2.1 to ResMed Inc.’s Current Report on Form 8-K, filed with the SEC on November 8, 2018).

99.1	Press Release, dated November 14, 2018.

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934, as amended.

RESMED INC.

Date: November 14, 2018	By:	/s/ David Pendarvis
Name: David Pendarvis
Its: Chief administrative officer, global general counsel and secretary